Exhibit 99.1

For more information, contact: Jennifer Whisnant, 336-544-2418 jwhisnant@quixotegroup.com
Unifi Closes on Sale of China Joint Venture; Focuses on
Growth of China-Based Subsidiary
     GREENSBORO, N.C. — March 31, 2009 — Unifi, Inc. (NYSE:UFI) announced that it has closed on the sale and received $9 million in proceeds related to its 50% ownership interest in Yihua Unifi Fibre Industry Co., Ltd., the Company’s joint venture with Sinopec Yizheng Chemical Fiber Co., Ltd. (“YCFC”). Unifi will continue to service customers in Asia through Unifi Textiles Suzhou Co., Ltd. (“UTSC”), a wholly-owned subsidiary based in Suzhou, China, that is dedicated to the development, sales and service of premium value-added (PVA) yarns.
     “Succeeding in today’s global economic climate requires an even greater focus on supply chain management and the development of innovative specialty yarns, and UTSC provides Unifi with the flexibility and speed-to-market required to respond to the needs of our customers in Asia,” said Roger Berrier, executive vice president of Unifi. “And now with the sale of our joint venture, UTSC will continue to expand the sales and promotion of the Company’s specialty and PVA products, while aggressively focusing on global product commercialization of new and existing products.”
     Unifi is actively developing new and enhanced technologies for the global textile markets with expectations of commercializing these in China through its new subsidiary, UTSC. Unifi is introducing the next generation SORBTEK® technology that will provide the same superior moisture management performance at a more competitive local price. Additionally, Unifi continues to develop sustainable textiles under the REPREVE® brand, including the expansion of REPREVE polyester staple fiber for use in spun yarns and will begin to localize more recycling efforts in China.
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Unifi Closes on Sale of China Joint Venture — page 2
     “We are very excited about these opportunities and appreciate all of the support and confidence our global customer base has given us during this transition,” said Berrier. “We remain committed to providing exceptional product quality and service, and we are confident our customers will benefit from the strength of the relationships that Unifi has developed with many of the world’s leading brands and retailers.”
     UTSC is located in the Gold River Center (room 1101), No. 88 Shishan Road, Suzhou New District, Suzhou, which is in Jiangsu Province. Ed Wickes serves as president of UTSC, reporting to Mr. Berrier. The eleven employees of the subsidiary include direct and downstream sales and technical service personnel.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,”

“believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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